EXHIBIT 23.2

INDEPENDENT AUDITORS’ CONSENT

We consent to the use in this Amendment Number Four to Registration Statement No. 333-120908 of Global Music International, Inc. of our report dated November 16, 2004, except for the third paragraph of Note 1, as to which the date is March 3, 2005, appearing in the Prospectus, which is part of such Registration Statement, and to the reference to us under the heading “Experts” in such Prospectus.

/s/ Carlin, Charron & Rosen, LLP

Glastonbury, Connecticut

April 13, 2005